Exhibit 99.1

Arvinas Announces Changes to its Board of Directors
NEW HAVEN, Conn., Dec. 16, 2022 (GLOBE NEWSWIRE) -- Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation, today announced that Brad Margus, M.B.A., has stepped down from the company’s Board and Everett Cunningham has been appointed to join.
“We are very appreciative of Brad’s contributions to the development and success of Arvinas, particularly in his role as a member of our Audit Committee,” said John Houston, Ph.D., President and Chief Executive Officer at Arvinas. “We will miss him and his inspiring leadership, and we wish him the best of luck in his future endeavors.”
Mr. Cunningham joins Arvinas’ Board with over 25 years of experience in pharmaceuticals and medical services and a commitment to leadership excellence. He currently serves as Chief Commercial Officer at Exact Sciences and was previously President & CEO of GE Healthcare’s U.S. & Canada regions. Prior to that, he served as Senior Vice President, Commercial, at Quest Diagnostics where he was responsible for global commercial sales, marketing, and commercial operations. He also spent 21 years at Pfizer in numerous senior leadership roles, including Regional President, Established Products for Asia Pacific.
Additionally, Mr. Cunningham has served on the board of American Family Children's Hospital in Madison, WI, since 2021 and Visby Medical in San Jose, CA, since 2022. He earned his bachelor’s degree in economics from Northwestern University.
“Everett is an outstanding strategic leader with extensive experience in the pharmaceutical, medical services, and cancer diagnostics industries, and I am excited to welcome him to Arvinas’ Board of Directors,” said Dr. Houston. “I am confident that his leadership and expertise will be highly valuable to Arvinas, especially as it relates to commercialization.”
“I share Arvinas’ passion to improve the lives of patients with serious diseases,” added Mr. Cunningham. “I am excited to join the team and contribute to Arvinas’ success, especially as the company transitions to late-stage development.”
About Arvinas
Arvinas is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases through the discovery, development, and commercialization of therapies that degrade disease-causing proteins. Arvinas uses its proprietary PROTAC® Discovery Engine platform to engineer proteolysis targeting chimeras, or PROTAC® targeted protein degraders, that are designed to harness the body’s own natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. In addition to its robust preclinical pipeline of PROTAC® protein degraders against validated and “undruggable” targets, the company has three investigational clinical-stage programs: bavdegalutamide (ARV-110) and ARV-766 for the treatment of men with metastatic castration-resistant prostate cancer; and ARV-471 for the treatment of patients with locally advanced or metastatic ER+/HER2- breast cancer. For more information, visit www.arvinas.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the potential advantages and therapeutic benefits of our product

Exhibit 99.1
candidates, the future development and potential marketing approval and commercialization of our product candidates, including the initiation of and timing of data from our clinical trials. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various risks and uncertainties, including but not limited to:, whether we will be able to successfully conduct and complete clinical development of our product candidates, including whether we initiate and receive results from our clinical trials on our expected timelines or at all, obtain marketing approval for and commercialize our product candidates on our current timelines or at all and other important factors discussed in the “Risk Factors” sections contained in our quarterly and annual reports on file with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we assume no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.
Contacts
Investors:
Jeff Boyle
347-247-5089
Jeff.Boyle@arvinas.com
Media:
Kirsten Owens
203-584-0307
Kirsten.Owens@arvinas.com